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                                                                     EXHIBIT 5.1

                    [GOODWIN, PROCTER & HOAR LLP LETTERHEAD]

                                 August 24, 2000

Interspeed, Inc.
39 High Street
North Andover, MA 01845

     Re:  Registration Statement on Form S-8 for Interspeed, Inc.
          2000 STOCK OPTION AND GRANT PLAN FOR NON-OFFICER EMPLOYEES

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Interspeed, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 500,000 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), which the Company may issue pursuant to the Interspeed, Inc. 2000 Stock Option and Grant Plan for Non-Officer Employees (the "Stock Option Plan").

     As counsel for the Company, we have examined copies of the Stock Option Plan, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts and the Delaware General Corporation Law.

     Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefore in accordance with the terms of the Stock Option Plan, the Shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

     The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ GOODWIN, PROCTER & HOAR LLP